FUND ACCOUNTING SERVICE AGREEMENT

     AGREEMENT made the 1st day of February, 1996 by and between AMERICAN DATA SERVICES, INC., a New York corporation ("ADS") and each Fund (the "Fund") listed on Attachment A to this Agreement, each Fund being a series of PROFESSIONALLY MANAGED PORTFOLIOS (the "Trust").

                                   BACKGROUND

WHEREAS, the Trust is an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, ADS is a corporation experienced in providing accounting services to mutual funds and possesses facilities sufficient to provide such services; and

WHEREAS, the Trust desires to avail itself of the experience, assistance and facilities of ADS and to have ADS perform for the Trust certain services appropriate to the operations of the Fund, and ADS is willing to furnish such services in accordance with the terms hereinafter set forth.

                                      TERMS

NOW,   THEREFORE,   in  consideration  of  the  promises  and  mutual  covenants hereinafter contained, the Trust and ADS hereby agree as follows:

1. DUTIES OF ADS
     ADS will perform the following services for the Fund:

     (a) Timely calculate and transmit to NASDAQ the Fund's daily net asset value and communicate such value to the Fund and its transfer agent. All portfolio securities will be valued in accordance with the methods that are specified in the section of the Fund's prospectus that sets forth the procedures utilized to calculate the daily net asset value per share of the Fund.;

     (b) The Trust will select the pricing agent used by ADS to obtain the daily market quotations to value the securities in the Fund's portfolio. ADS has electronic interfaces with the following pricing agents:
                      1. Interactive Data Services Corporation
                      2. Kenny S&P
                      3. Muller Data Corporation

Should the Trust select a pricing agent other than those listed above ( an "Alternative Pricing Agent"), ADS will take the necessary steps to open an account with the Alternative Pricing Agent, obtain the file formats of the electronic download to be received from the Alternative Pricing Agent that will contain the daily market quotations, and make the necessary programming changes to enable the ADS portfolio accounting system, PAIRS, automatically receive the electronic download from the Alternative Pricing Agent.

Should the Trust select an Alternative Pricing Agent, ADS will charge the Fund a fee ("Programming Fee") to make the aforementioned programming changes to PAIRS. The Programming Fee will be calculated using the rate specified in Schedule A of this Agreement under the Heading "Custom Programming".

     (c) Maintain and keep current all books and records of the Fund as required by Rule 31a-1 under the 1940 Act, as such rule or any successor rule may be amended from time to time ("Rule 31a-1"), that are applicable to the fulfillment of ADS's duties hereunder, as well as any other documents necessary or advisable for compliance with applicable regulations as may be mutually agreed to between the Trust and ADS. Without limiting the generality of the foregoing, ADS will prepare and maintain the following records upon receipt of information in proper form from the Trust or its authorized agents:


o                              Cash receipts journal
o                              Cash disbursements journal
o                              Dividend record
o                              Capital Gain/Loss record
o                              Purchase and sales - portfolio securities
                                 journals
o                              Subscription and redemption journals
o                              Security ledgers
o                              Broker ledger
o                              General ledger
o                              Daily expense accruals
o                              Daily income accruals
o                              Securities and monies borrowed or loaned and
                                  collateral therefore
o                              Foreign currency journals
o                              Trial balances

     (d) Provide the Fund and its investment adviser with daily portfolio valuation, net asset value calculation and other standard operational reports as requested from time to time.

     (e) Provide all raw data available from our fund accounting system (PAIRS) for management's or the administrators preparation of the following:

              1. Semi-annual financial statements;
              2. Semi-annual form N-SAR;
              3. Annual tax returns;
              4. Financial data necessary to update form N-1A;
              5. Annual proxy statement.
              6. Financial data necessary to calculate all dividends and capital gains distributions in accordance with Subchapter M of the Internal Revenue Code.

ADS shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     2. COMPENSATION OF ADS
     In consideration of the services to be performed by ADS as set forth herein for each portfolio listed in Schedule B, ADS shall be entitled to receive compensation and reimbursement for all reasonable out-of-pocket expenses. The Trust agrees to pay ADS the fees and reimbursement of out-of-pocket expenses as set forth in the fee schedule attached hereto as Schedule A.

     3. LIMITATION OF LIABILITY OF ADS.
      (a) ADS may rely upon the advice of the Trust, or of counsel for the Trust and upon statements of the Trust's independent accountants, brokers and other persons reasonably believed by it in good faith to be expert in the matters upon which they are consulted and for any actions reasonably taken in good faith reliance upon such statements and without negligence or misconduct, ADS shall not be liable to anyone.

     (b) ADS shall be liable to the Trust for any losses arising out of any act or omission in the course of its duties, the negligence, misfeasance, bad faith of ADS or breach of the agreement by ADS or disregard of ADS's obligations and duties under this agreement or the willful violation of any applicable law.

     (c) ADS, the Trust and their respective shareholders, officers, director, trustees, employees and agents (as "Indemnified Parties") and each of ADS and the Trust (as "Indemnifying Parties") agree to the following indemnifications. Except as may otherwise be provided by applicable law, no Indemnified Party shall be subject to, and the Indemnifying Party shall indemnify and hold such Indemnified Party harmless from and against, any liability for and any damages, expenses or losses incurred by reason of the inaccuracy of information furnished to such Indemnified Party provided that the Trust shall not have any indemnification obligations with respect to inaccurate information supplied by pricing agents selected by ADS and ADS shall not have any indemnification obligations in circumstances where ADS has acted in accordance with the standard of care established in Subparagraph (b) of this Section. An Indemnified Party shall promptly notify the Indemnifying Party of the assertion of a claim for which the Indemnifying Party may be required to indemnify the Indemnified Party and shall keep the Indemnifying Party advised with respect to all developments regarding such claim. The Indemnifying Party shall have the option to participate in the defense of such claim. An Indemnified Party in no case shall confess any claim or make any compromise in any case in which the Indemnifying Party may be required to indemnify the Indemnified Party except with the Indemnifying Party `s prior written consent.

     4. REPORTS
     (a) The Trust shall provide to ADS on a quarterly basis a report of a duly authorized officer of the Trust representing that all information furnished to ADS during the preceding quarter was true, complete and correct in all material respects. ADS shall not be responsible for the accuracy of any information furnished to it by the Trust or its authorized agents, and the Trust shall hold ADS harmless in regard to any liability incurred by reason of the inaccuracy of such information.

     (b) Whenever, in the course of performing its duties under this Agreement, ADS determines, on the basis of information supplied to ADS by the Trust or its authorized agents, that a violation of applicable law has occurred or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, would occur, ADS shall promptly notify the Trust and its counsel of such violation.

     5. ACTIVITIES OF ADS.
     The services of ADS under this Agreement are not to be deemed exclusive, and ADS shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

     6. ACCOUNTS AND RECORDS
     The accounts and records maintained by ADS shall be the property of the Trust, and shall be surrendered to the Trust promptly upon request by the Trust in the form in which such accounts and records have been maintained or preserved (including the electronic or computerized format in which such accounts and records have been maintained). ADS agrees to maintain a back-up set of accounts and records of the Trust (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original accounts and records are stored. ADS shall assist the Trust's independent auditors, or, upon approval of the Trust, any regulatory body, in any requested review of the Trust's accounts and records. ADS shall preserve the accounts and records as they are required to be maintained and preserved by Rule 31a-1.

     7. CONFIDENTIALITY
     ADS agrees that it will, on behalf of itself and its officers and employees, treat all information obtained pursuant to, and all transactions contemplated by this Agreement, and all other information germane thereto, as confidential and not to be disclosed to any person except as may be authorized by the Trust.

     8. DURATION AND TERMINATION OF THIS AGREEMENT
     This Agreement shall become effective as of the date hereof and shall remain in force for a period of three (3) years, provided however, that both parties to this Agreement have the option to terminate the Agreement, without penalty, upon ninety (90) days prior written notice.

     Should the Trust exercise its right to terminate, all expenses incurred by ADS associated with the movement of records and material will be borne by the Trust. Such expenses will include all out-of-pocket expenses and all time incurred to train or consult with the successor fund accounting agent with regard to the transfer of fund accounting responsibilities. The charge for all time incurred by ADS will be calculated in accordance with the rates specified in Schedule A paragraph (c).

      9. ASSIGNMENT
     This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the prior written consent of ADS, or by ADS without the prior written consent of the Trust.

     10.  NEW YORK LAWS TO APPLY
     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     11. AMENDMENTS TO THIS AGREEMENT
     This Agreement may be amended by the parties hereto only if such amendment is in writing and signed by both parties.

     12. MERGER OF AGREEMENT
     This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

     13. NOTICES.
     All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Trust:                                    To ADS:
Steven J. Paggioli                               Michael Miola
President                                        President
Professionally Managed Portfolios                American Data Services, Inc.
479 West 22nd Street                             P.O. Box 5536
New York, NY 10011                               Hauppauge, NY 11788-0132

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

 PROFESSIONALLY MANAGED PORTFOLIOS                AMERICAN DATA SERVICES, INC.

        By:____________________________           By:__________________________
                                                  Michael Miola, President
           ----------------------------


ATTACHMENT A

Academy Value Fund
Avondale Total Return Fund
Boston Balanced Fund
Harris Bretall Sullivan & Smith Growth Equity Fund
Hodges Fund
Leonetti Balanced Fund
Lighthouse Contrarian Fund
Matrix Emerging Growth Fund
Matrix Growth Fund
Perkins Discovery Fund
Perkins Opportunity Fund
Pro-Conscience Women's Equity Mutual Fund
Pzena Focused Value Fund
The Osterweis Fund
Titan Financial Services Fund
Trent Equity Fund
U.S. Global Leaders Growth Fund